Exhibit 99.102(h)(2)(b)

SCHEDULE D
TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
 BETWEEN VCM, THE VICTORY PORTFOLIOS AND
THE VICTORY VARIABLE INSURANCE FUNDS

TRUSTS AND FUNDS

The Victory Portfolios

1.               Balanced Fund, Classes A, C, I and R Shares

2.               Core Bond Fund, Classes A and I Shares

3.               Diversified Stock Fund, Classes A, C, I, R and Y Shares

4.               Dividend Growth Fund, Classes A, C, I, R and Y Shares

5.               Established Value Fund, Classes A, I, R and Y Shares

6.               Fund for Income, Classes A, C, I, R and Y Shares

7.               Global Equity Fund, Classes A, C and I Shares

8.               International Fund, Classes A, C, I and Y Shares

9.               International Select Fund, Classes A, C, I and Y Shares

10.         Investment Grade Convertible Fund, Classes A and I Shares

11.         Large Cap Growth Fund, Classes A, C, I, R and Y Shares

12.         National Municipal Bond Fund, Classes A and Y Shares

13.         Ohio Municipal Bond Fund, Class A Shares

14.         Small Company Opportunity Fund, Classes A, I, R and Y Shares

15.         Special Value Fund, Classes A, C, I, R and Y Shares

16.         Stock Index Fund, Classes A and R Shares

The Victory Variable Insurance Funds

1.               Diversified Stock Fund

As of October 24, 2012